FOR IMMEDIATE RELEASE November 30, 2012	For information contact: Kelly C. Clarke (804) 727-6321

Apple REIT Six Signs a Definitive Merger Agreement with
an Affiliate of Blackstone Real Estate Partners VII

RICHMOND, VA, November 30, 2012 – Apple REIT Six, Inc. (the “Company” or “Apple Six”), a real estate investment trust (REIT), announced today that following the unanimous approval of the Company’s Board of Directors, it has entered into a definitive merger agreement to be acquired by BRE Select Hotels Corp (“BRE Select Hotels”), an affiliate of Blackstone Real Estate Partners VII. The total transaction value, including transaction costs and the assumption or repayment of the Company’s debt, is approximately $1.2 billion.

Pursuant to the terms of the merger agreement, each issued and outstanding Unit (Common Share and related Series A Preferred Share) of the Company will be converted into the right to receive consideration with a stated value of $11.10 per Unit consisting of (i) $9.20 in cash and (ii) one share of 7% Series A Cumulative Redeemable Preferred Stock of BRE Select Hotels having a liquidation preference of $1.90 per share (the New Preferred Shares). BRE Select Hotels was formed solely for engaging in this merger transaction and has not conducted any other prior activities.

The New Preferred Shares will have an option for the holder to redeem after 7.5 years, a dividend rate of 7%, and a liquidation preference of $1.90 subject to downward adjustment should net costs and payments relating to certain legacy litigation and regulatory matters exceed $3.5 million. The New Preferred Shares will also be redeemable by BRE Select Hotels at any time at the liquidation preference and will have limited voting rights. The dividend rate on the New Preferred Shares will increase to 11% if not redeemed within five years.

The Company’s dividend reinvestment and share redemption programs have been suspended in connection with the execution of the merger agreement. Also, in accordance with the terms of the merger agreement, the Company has suspended dividend payments. The merger agreement is subject to shareholder approval and customary closing conditions. As a result, there can be no assurance that the merger will occur. If the closing conditions are satisfied, including shareholder approval, it is anticipated that the merger would close in the first half of 2013.

McGuireWoods LLP is acting as legal advisor to the Company and Wells Fargo Securities provided financial advisory services to the Company in connection with this transaction. Simpson Thacher & Bartlett LLP is acting as legal advisor to BRE Select Hotels and BofA Merrill Lynch and Citi are acting as its financial advisors.

About Apple REIT Six, Inc.:

Apple REIT Six is a REIT focused on upscale, extended-stay and select-service hotels. The portfolio consists of 66 hotels, containing a total of 7,658 guestrooms, diversified among 18 states. The Company, through its best efforts offering, originally sold its Units for $10.50-$11.00 per Unit. Since inception of the Company, it has paid approximately $7.29 per Unit in distributions, or $589 million. Additional information about Apple REIT Six can be found online at www.applereitsix.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Six to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Six to obtain required shareholder or other third-party approvals required to consummate the proposed merger; the satisfaction or waiver of other conditions in the merger agreement; a material adverse effect on Apple Six; the outcome of any legal proceedings that may be instituted against Apple Six and others related to the merger agreement; the failure to consummate debt financing arrangements set forth in a commitment letter received in connection with the merger; the ability of Apple Six to implement its operating strategy; Apple Six’s ability to manage planned growth; the outcome of current and future litigation and regulatory proceedings or inquiries; changes in economic cycles; and competition within the hotel industry. Although Apple Six believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Six or any other person that the results or conditions described in such statements or the objectives and plans of Apple Six will be achieved. In addition, Apple Six’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in Apple Six’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Apple Six with the SEC on March 12, 2012. Any forward-looking statement speaks only as of the date of this news release and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Apple REIT Six, Inc. with and into BRE Select Hotels Corp, a Delaware corporation (“BRE Select Hotels”), Apple Six and BRE Select Hotels intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a proxy statement/prospectus. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF APPLE SIX ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT APPLE SIX, BRE SELECT HOTELS AND THE MERGER. The proxy statement/prospectus and other materials (when they become available) containing information about the proposed transaction, and any other documents filed by Apple Six and BRE Select Hotels with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Apple Six by directing a written request to Apple REIT Six, Inc., 814 East Main Street, Richmond, Virginia 23219, Attention: Investor Relations.

Apple Six and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Apple Six in connection with the merger. Information about those executive officers and directors of Apple Six and their ownership of Apple Six securities is set forth in the proxy statement for Apple’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on April 10, 2012. Investors and security holders may obtain additional information regarding the direct and indirect interests of Apple Six and its executive officers and directors in the merger by reading the proxy statement/prospectus regarding the merger when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.